SECURITIES AND EXCHANGE COMMISSION
                          	Washington, D.C. 20549



                                	FORM 8-K

            	Current Report Pursuant to Section 13 or 15(d) of
                   	The Securities Exchange Act of 1934



            	Date of Report (Date of earliest event reported):
                             	December 6, 1999



                            	THE PITTSTON COMPANY
           	(Exact Name of registrant as specified in its charter)





    Virginia                 1-9148            54-1317776
 (State or other          (Commission	       (I.R.S. Employer
  jurisdiction		          File Number)	      Identification No.)
of Incorporation)




1000 Virginia Center Parkway
P. O. Box 4229
Glen Allen, VA			                           				23058-4229
(Address of principal					                      (Zip Code)
executive offices)



                            	(804)553-3600
          	(Registrant's telephone number, including area code)

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Item 5.  Other Events

The Registrant announced today its intent to focus on business and security services, to exit the coal business and to eliminate its tracking stock structure. The Registrant's press release dated December 6, 1999, is attached as an exhibit to this report and incorporated herein by reference.

Also today, Michael T. Dan, Chairman, President and
Chief Executive Officer of the Registrant, reported at a teleconference with analysts, subject to the forward-looking statement disclaimer contained in the above-referenced press release, that (i) the Registrant's cash flow, as defined by EBITDA, is expected to be about $400 million for the year 2000, an increase of about 20% over 1999, and (ii) estimated earnings of approximately $2.00 per share for the year 2000 referred to in the attached press release should be considered to reflect a similar percentage increase over 1999.

                             EXHIBITS

99(a)       Registrant's press release dated December 6, 1999.


                            SIGNATURE

Pursuant to the requirements of the Securities Exchange
Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   THE PITTSTON COMPANY
                                      (Registrant)



                                   By /s/ Frank T. Lennon
                                      Vice President - Human Resources
                                      and Administration


Dated: December 6, 1999

                              EXHIBITS

Exhibit         Description

99(a)           Registrant's press release dated December 6, 1999.